Exhibit 10.29

THE CORPORATE EXECUTIVE BOARD COMPANY

STANDARD TERMS AND CONDITIONS FOR NON-QUALIFIED STOCK OPTIONS, STOCK APPRECIATION RIGHTS & RESTRICTED STOCK UNITS

These Standard Terms and Conditions apply to any non-qualified stock option, stock appreciation right, or restricted stock units granted after August 8, 2012 under The Corporate Executive Board Company 2012 Stock Incentive Plan (as amended) (the “Plan”) which are evidenced by a Term Sheet or an action of the Administrator that specifically refers to these Standard Terms and Conditions.

1. GRANT

THE CORPORATE EXECUTIVE BOARD COMPANY, a Delaware corporation (the “Company”), has granted to the individual named in the Term Sheet (the “Grantee”), which was provided to said Grantee herewith (the “Term Sheet”) the following:

1. a non-qualified stock option or stock appreciation right (hereafter referred to as the “Option”) to purchase up to the number of shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), set forth in Term Sheet, at the purchase price per share and upon the other terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions, and the Plan, each as amended from time to time; and/or

2. an award of a number of restricted stock units (the “Award”) as specified in the Term Sheet representing the right to receive one share of the Company’s Common Stock, $0.01 par value per share, upon the terms and subject to the conditions set forth in the Term Sheet, these Standard Terms and Conditions, and the Plan, each as amended from time to time.

2. CAPITALIZED TERMS

For purposes of these Standard Terms and Conditions and the Term Sheet, any reference to the Company shall include a reference to any Subsidiary (as such term is defined in the Plan) and a “Termination of Employment” shall have the meaning given to such term in Section 2(w) of the Plan. In addition, any other capitalized term not otherwise defined herein shall have the meaning given to such term in the Plan.

3. TERMS AND CONDITIONS APPLICABLE TO NON-QUALIFIED STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

3.1. Non-Qualified Status. The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and will be interpreted accordingly.

3.2. Exercise. The Option shall not be exercisable as of the Grant Date set forth in the Term Sheet. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable to the extent it becomes vested, as described in the Term Sheet, to purchase up to that number of shares of Common Stock as set forth in the Term Sheet provided that (except as set forth in Section 3.3 below) Grantee does not experience a Termination of Employment prior to the applicable vesting date. The vesting period and/or exercisability of an Option may be adjusted by the Administrator to reflect the effects of any period during which the Grantee is on an approved leave of absence or is employed or providing services on a less than full time basis, provided that no such adjustment may be made which would result in an accounting charge to the Company.

To exercise the Option (or any part thereof), Grantee shall deliver a “Notice of Exercise” to the Company specifying the number of whole shares of Common Stock Grantee wishes to purchase and how Grantee’s shares of Common Stock should be registered (in Grantee’s name only or in Grantee’s and Grantee’s spouse’s names as community property or as joint tenants with right of survivorship).

The exercise price (the “Exercise Price”) of the Option is set forth in the Term Sheet. The Company shall not be obligated to issue any shares of Common Stock until Grantee shall have paid the total Exercise Price for that number of shares of Common Stock. Unless the Administrator permits or requires the Grantee to pay the Exercise Price in such other form(s) of consideration as the Administrator in its discretion shall specify pursuant to the Plan, the Exercise Price shall be paid by the Company withholding from the shares of Common Stock otherwise issuable to the Grantee upon the exercise of the Option (or portion thereof) the whole number of shares (rounded up) having a fair market value on the date of exercise sufficient to satisfy the Exercise Price. If the withheld shares are not sufficient to pay the Exercise Price, the Grantee shall pay to the Company on the date of exercise any amount of the Exercise Price that is not satisfied by the withholding of shares of Common Stock described above and if the withheld shares are more than sufficient to satisfy the Exercise Price the Company shall make such arrangement as it determines appropriate to credit such amount for the Grantee’s benefit.

Fractional shares may not be exercised. Shares of Common Stock will be issued as soon as practical after exercise. Notwithstanding the above, the Company shall not be obligated to deliver any shares of Common Stock during any period when the Company determines that the exercisability of the Option or the delivery of shares hereunder would violate any federal, state or other applicable laws.

3.3. Expiration of the Option. Except as provided in this Section 3.3, the Option shall expire and cease to be exercisable as of the Expiration Date set forth in the Term Sheet.

1. Upon the Grantee’s Termination of Employment due to the death of the Grantee, (i) any part of the Option that is unexercisable as of such Termination of Employment shall immediately become exercisable and (ii) the unexercised portion of the Option shall be exercisable by the Grantee’s estate, heir or beneficiary at any time during the period ending on the earlier of the first anniversary of such Termination of Employment and the Expiration Date of the Option at which point the unexercised portion of the Option shall expire.

2. Upon the Grantee’s Termination of Employment as a result of the Total and Permanent Disablement (as defined in the Plan) of the Grantee, (i) any part of the Option that is unexercisable as of such Termination of Employment shall immediately become exercisable and (ii) the unexercised portion of the Option shall be exercisable by the Grantee at any time during the period ending on the earlier of the first anniversary of such Termination of Employment and the Expiration Date of the Option at which point the unexercised portion of the Option shall expire.

3. Upon the Grantee’s Termination of Employment due to Retirement (as defined in the Plan), (i) any part of the Option that is unexercisable as of such Termination of Employment shall immediately become exercisable and (ii) the unexercised portion of the Option shall be exercisable by the Grantee at any time during the period ending on the earlier of the first anniversary of such Termination of Employment and the Expiration Date of the Option at which point the unexercised portion of the Option shall expire.

4. Upon Grantee’s Termination of Employment for any reason other than as described in sub-clauses 1 through 3 above and except as otherwise provided sub-clause 5 below, (i) any part of the Option that is unexercisable as of such Termination of Employment shall remain unexercisable and shall terminate as of such Termination of Employment and (ii) any part of the Option that is exercisable as of such Termination of Employment shall expire on the earlier of ninety (90) days following such Termination of Employment or the Expiration Date of the Option.

5. If, within one year after a Change of Control (as defined in Section 16 hereof), the Grantee incurs a Termination of Employment for any reason other than for Cause (as defined in Section 16 hereof) or voluntary resignation by the Grantee, the unexercised portion of the Option shall be exercisable by the Grantee in its entirety upon the date of such Termination of Employment until the period ending on the earlier of the first anniversary of such Termination of Employment and the Expiration Date of the Option, at which point the unexercised portion of the Option shall expire.

The Option shall become exercisable in its entirety one year after a Change of Control if the Grantee is employed by or providing services to the Company at such time until the period ending on the expiration of the Option.

3.4. Restrictions on Resales of Option Shares. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Grantee or other subsequent transfers by the Grantee of any shares of Common Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other option holders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

3.5. Income Taxes. Grantee will be subject to federal and state income and other tax withholding requirements on the date (generally, the date of exercise) determined by applicable law (any such date, the “Taxable Date”), based on the excess of the fair market value of the shares of Common Stock underlying the portion of the Option that is exercised over the Exercise Price. The Grantee will be solely responsible for the payment of all U.S. federal income and other taxes, including any state, local or non-U.S. income or employment tax obligation that may be related to the exercise of the Option, including any such taxes that are required to be withheld and paid over to the applicable tax authorities (the “Tax Withholding Obligation”). The Grantee will be responsible for the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company in its sole discretion.

By accepting the Option, the Grantee agrees that, unless and to the extent the Grantee has otherwise satisfied the Tax Withholding Obligations in a manner permitted or required by the Administrator pursuant to the Plan, the Company is authorized to withhold from the shares of Common Stock issuable to the Grantee in respect of the vested Option the whole number of shares (rounding up) having a value (as determined by the Company consistent with any applicable tax requirements) on the Taxable Date or the first trading day before the Taxable Date sufficient to satisfy the applicable Tax Withholding Obligation. If the withheld shares are not sufficient to satisfy the Grantee’s Tax Withholding Obligation, the Grantee agrees to pay to the Company as soon as practicable any amount of the Tax Withholding Obligation that is not satisfied by the withholding of shares of Common Stock described above and if the withheld shares are more than sufficient to satisfy the Grantee’s Tax Withholding Obligation the Company shall make such arrangement as it determines appropriate to credit such amount for the Grantee’s benefit.

At any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., a settlement date), the Grantee may elect to satisfy all or any part of the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient (in light of the uncertainty of the exact amount thereof) to so satisfy the Tax Withholding Obligation by (i) wire transfer to such account as the Company may direct, (ii) delivery of a certified check payable to the Company, or (iii) such other means as specified from time to time by the Administrator, in each case unless the Company has specified prior to such date that the Grantee is not permitted to so satisfy the Tax Withholding Obligation.

The Company may refuse to issue any shares of Common Stock to the Grantee until the Grantee satisfies the Tax Withholding Obligation. The Grantee acknowledges that the Company has the right to retain without notice from shares issuable upon exercise of the Option (or any portion thereof) or from salary or other amounts payable to the Grantee, shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Option, regardless of any action the Company takes or any transaction pursuant to this Section 3.5 with respect to any Tax Withholding Obligation that arise in connection with the Option. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or exercise of the Option or the subsequent sale of any of the shares of Common Stock acquired upon exercise of the Option. The Company does not commit and is under no obligation to structure the Option to reduce or eliminate the Grantee’s tax liability.

4. TERMS AND CONDITIONS APPLICABLE TO RESTRICTED STOCK UNITS

4.1. Vesting of Restricted Stock Units. The Award shall not be vested as of the Grant Date set forth in the Term Sheet and shall be forfeitable unless and until otherwise vested pursuant to the terms of the Term Sheet and these Standard Terms and Conditions. After the Grant Date, subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Award shall become vested as described in the Term Sheet with respect to that number of restricted stock units as set forth in the Term Sheet; provided that (except as set forth in Section 4.4 below) the Grantee does not experience a Termination of Employment prior to the applicable vesting date. Each date on which restricted stock units subject to the Award vest is referred to herein as a “Vesting Date.” Notwithstanding anything herein or in the Term Sheet to the contrary, if a Vesting Date is not a business day, the applicable portion of the Award shall vest on the next following business day. Restricted stock units granted under the Award that have vested and are no longer subject to forfeiture are referred to herein as “Vested Units.” Restricted stock units granted under the Award that are not vested and remain subject to forfeiture are referred to herein as “Unvested Units.”

The vesting period of an Award may be adjusted by the Administrator to reflect the decreased level of employment or service during any period in which the Grantee is on an approved leave of absence or is employed or providing services on a less than full time basis, provided that the Administrator may take into consideration any accounting consequences to the Company in making any such adjustment.

4.2. Settlement of Restricted Stock Units. Each Vested Unit will be settled by the delivery of one share of Common Stock (subject to adjustment under Section 12 of the Plan) to the Grantee or, in the event of the Grantee’s death, to the Grantee’s estate, heir or beneficiary, within 60 days following the applicable Vesting Date. The issuance of the shares of Common Stock hereunder may be effected by the issuance of a stock certificate, recording shares on the stock records of the Company or by crediting shares in an account established on the Grantee’s behalf with a brokerage firm or other custodian, in each case as determined by the Company. Fractional shares will not be issued pursuant to the Award.

Notwithstanding the above, (i) for administrative or other reasons, the Company may from time to time temporarily suspend the issuance of shares of Common Stock in respect of Vested Units, (ii) the Company shall not be obligated to deliver any shares of the Common Stock during any period when the Company determines that the delivery of shares hereunder would violate any federal, state or other applicable laws, (iii) the Company may issue shares of Common Stock hereunder subject to any restrictive legends that, as determined by the Company’s counsel, are necessary to comply with securities or other regulatory requirements, (iv) the date on which shares are issued hereunder may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters, and (v) shares shall not be issued or issuable pursuant to this provision to the extent of any deferral pursuant to a deferred compensation program that the Company has made available for purposes of allowing deferral of such shares; provided that, in the case of clauses (i)—(iv), in no event shall the date of delivery be later than the last date on which settlement may take place without converting this Award into “non-qualified compensation” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended.

4.3. Rights as Stockholder. Prior to any issuance of shares of Common Stock in settlement of the Award, no shares of Common Stock will be reserved or earmarked for the Grantee or the Grantee’s account nor shall the Grantee have any of the rights of a stockholder with respect to such shares. The Grantee will not be entitled to any privileges of ownership of the shares of Common Stock (including, without limitation, any voting or dividend rights) underlying Vested Units and/or Unvested Units unless and until shares of Common Stock are actually delivered to the Grantee hereunder.

4.4. Termination of Employment. Except as provided in this Section 4.4, all Unvested Units shall be forfeited by the Grantee and cancelled and surrendered to the Company without payment of any consideration to the Grantee upon the date of the Grantee’s Termination of Employment for any reason.

1. Upon the Grantee’s Termination of Employment as a result of the death of the Grantee, the Award shall be deemed to have become fully vested immediately prior to such Termination of Employment.

2. Upon the Grantee’s Termination of Employment as a result of the Total and Permanent Disablement (as defined in the Plan) of the Grantee, the Award shall be deemed to have become fully vested immediately prior to such Termination of Employment.

3. Upon the Grantee’s Termination of Employment as a result of the Grantee’s Retirement (as defined in the Plan), the Award shall be deemed to have become fully vested immediately prior to such Termination of Employment.

4. If, within one year after a Change in Control (as defined in Section 16 hereof), the Grantee incurs a Termination of Employment for any reason other than for Cause (as defined in Section 16 hereof) or voluntary resignation by the Grantee, the Award shall be deemed to have become fully vested immediately prior to such Termination of Employment.

4.5. Restrictions on Resales of Shares. The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any re-sales by the Grantee or other subsequent transfers by the Grantee of any shares of Common Stock issued in respect of Vested Units, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Grantee and other holders and (c) restrictions as to the use of a specified brokerage firm for such re-sales or other transfers.

4.6. Income Taxes. The Grantee will be subject to federal and state income and other tax withholding requirements on a date (generally, the Vesting Date) determined by applicable law (any such date, the “Taxable Date”), based on the fair market value of the shares of Common Stock underlying the Vested Units that vest. The Grantee will be solely responsible for the payment of all U.S. federal income and other taxes, including any state, local or non-U.S. income or employment tax obligation that may be related to the Vested Units, including any such taxes that are required to be withheld and paid over to the applicable tax authorities (the “Tax Withholding Obligation”). The Grantee will be responsible for the satisfaction of such Tax Withholding Obligation in a manner acceptable to the Company in its sole discretion.

By accepting the Award the Grantee agrees that, unless and to the extent the Grantee has otherwise satisfied the Tax Withholding Obligations in a manner permitted or required by the Administrator pursuant to the Plan, the Company is authorized to withhold from the shares of Common Stock issuable to the Grantee in respect of Vested Units the whole number of shares (rounding up) having a value (as determined by the Company consistent with any applicable tax requirements) on the Taxable Date or the first trading day before the Taxable Date sufficient to satisfy the applicable Tax Withholding Obligation. If the withheld shares are not sufficient to satisfy the Grantee’s Tax Withholding Obligation, the Grantee agrees to pay to the Company as soon as practicable any amount of the Tax Withholding Obligation that is not satisfied by the withholding of shares of Common Stock described above and if the withheld shares are more than sufficient to satisfy the Grantee’s Tax Withholding Obligation the Company shall make such arrangement as it determines appropriate to credit such amount for the Grantee’s benefit.

At any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., a settlement date), the Grantee may elect to satisfy all or any part of the Grantee’s Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient (in light of the uncertainty of the exact amount thereof) to so satisfy the Tax Withholding Obligation by (i) wire transfer to such account as the Company may direct, (ii) delivery of a certified check payable to the Company, or (iii) such other means as specified from time to time by the Administrator, in each case unless the Company has specified prior to such date that the Grantee is not permitted to so satisfy the Tax Withholding Obligation.

The Company may refuse to issue any shares of Common Stock to the Grantee until the Grantee satisfies the Tax Withholding Obligation. If the Grantee does not satisfy the Tax Withholding Obligation within the “short term deferral period” of Section 409A of the Code, the Grantee will forfeit the Common Stock. The Grantee acknowledges that the Company has the right to retain without notice from shares issuable under the Award or from salary or other amounts payable to the Grantee, shares or cash having a value sufficient to satisfy the Tax Withholding Obligation.

The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company takes or any transaction pursuant to this Section 4.6 with respect to any Tax Withholding Obligation that arise in connection with the Award. The Company makes no representation or undertaking regarding the treatment of any tax withholding in connection with the grant, issuance, vesting or settlement of the Award or the subsequent sale of any of the shares of Common Stock underlying Vested Units. The Company does not commit and is under no obligation to structure the Award to reduce or eliminate the Grantee’s tax liability.

5. NON-TRANSFERABILITY OF OPTIONS AND AWARDS

Unless otherwise provided by the Administrator, the Grantee may not assign or transfer the Option or the Award to anyone other than by will or the laws of descent and distribution and the Option and Award shall be exercisable only by the Grantee during his or her lifetime. The Company may cancel the Grantee’s Option or Award if the Grantee attempts to assign or transfer it in a manner inconsistent with this Section 5.

6. THE PLAN AND OTHER AGREEMENTS

In addition to these Terms and Conditions, the Option and Award shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference.

The Term Sheet, these Standard Terms and Conditions and the Plan constitute the entire understanding between the Grantee and the Company regarding the Option and Award. Any prior agreements, commitments or negotiations concerning the Option or Award are superseded.

7. LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTIONS OR AWARDS

Neither the Grantee (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Grantee shall have any right, title, interest, or privilege in or to any shares of Common Stock allocated or reserved for the purpose of the Plan or subject to the Term Sheet or these Standard Terms and Conditions except (i) as to such shares of Common Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it, or (ii) as to such shares of Common Stock, if any, as shall have been issued to such person in respect of Vested Units.

8. NOT A CONTRACT FOR EMPLOYMENT

Nothing in the Plan, in the Term Sheet, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Grantee any right to continue to be employed by or provide services to the Company nor limit in any way the Company’s right to terminate the Grantee’s employment or service at any time for any reason.

9. NOTICES

All notices, requests, demands and other communications pursuant to these Standard Terms and Conditions shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

If to the Company to:

The Corporate Executive Board Company

1919 North Lynn Street

Arlington, Virginia 22209

Attention: Chief Administrative Officer

If to the Grantee, to the address set forth below the Grantee’s signature on the Term Sheet.

10. SEPARABILITY

In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

11. HEADINGS

The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

12. FURTHER ASSURANCES

Each party shall cooperate and take such action as may be reasonably requested by another party in order to carry out the provisions and purposes of these Standard Terms and Conditions.

13. BINDING EFFECT

These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

14. DISPUTES

All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Administrator in its total and absolute discretion in accordance with Sections 22 and 23 of the Plan. In the event the Grantee or other holder of an Option or Award believes that a decision by the Administrator with respect to such person was arbitrary or capricious, the Grantee or other holder may request arbitration with respect to such decision in accordance with Section 23 of the Plan. The review by the arbitrator shall be limited to determining whether the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision, and the Grantee and any other holder hereby explicitly waive any right to judicial review.

15. ELECTRONIC DELIVERY

The Company may, in its sole discretion, decide to deliver any documents related to any awards granted under the Plan by electronic means or to request the Grantee’s consent to participate in the Plan by electronic means. By accepting an Option or an Award, the Grantee consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company, and such consent shall remain in effect throughout the Grantee’s term of employment or service with the Company and thereafter until withdrawn in writing by the Grantee.

16. DEFINITIONS

For purposes of this Agreement, the terms set forth below shall have the following meanings:

A. “Cause” means (i) the commission of an act of fraud or theft against the Company; (ii) conviction for any felony; (iii) conviction for any misdemeanor involving moral turpitude which might, in the Company’s opinion, cause embarrassment to the Company; (iv) significant violation of any material Company policy; willful or repeated non-performance or substandard performance of material duties which is not cured within thirty (30) days after written notice thereof to the Grantee; or (v) violation of any material state or federal laws, rules or regulations in connection with or during performance of the Grantee’s work which, if such violation is curable, is not cured within thirty (30) days after notice thereof to the Grantee.

B. “Change of Control” means any of the following:

1. the “acquisition” by a “person” or “group” (as those terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder), other than by Permitted Holders, of beneficial ownership (as defined in Exchange Act Rule 13d-3) directly or indirectly, of any securities of the Company or any successor of the Company immediately after which such person or group owns securities representing 50% or more of the combined voting power of the Company or any successor of the Company;

2. within any 12-month period, the individuals who were directors of the Company as of December 31, 2005 (the “Incumbent Directors”) ceasing for any reason other than death or disability to constitute at least a majority of the Board of Directors, provided that any director who was not a director as of December 31, 2005 shall be deemed to be an Incumbent Director if such director was appointed or elected to the Board of Directors by, or on the recommendation or approval of, at least a majority of directors who then qualified as Incumbent Directors, provided further that any director appointed or elected to the Board of Directors to avoid or settle a threatened or actual proxy contest shall in no event be deemed to be an Incumbent Director;

3. the consummation of any merger, consolidation or reorganization involving the Company or the issuance of stock by the Company, unless either (A) the stockholders of the Company immediately before such merger, consolidation or reorganization own, directly or indirectly immediately following such merger, consolidation or reorganization, at least 60% of the combined voting power of the company(ies) resulting from such merger, consolidation or reorganization in substantially the same proportion as their ownership immediately before such merger, consolidation or reorganization, or (B) the stockholders of the Company immediately after such merger, consolidation or reorganization include Permitted Holders;

4. the transfer of 50% or more of the assets of the Company or a transfer of assets that during the current or either of the prior two fiscal years accounted for more than 50% of the Company’s revenues or income (for the avoidance of doubt, “assets” for this purpose shall exclude cash, cash equivalents and marketable securities), unless the person to which such transfer is made is either (A) a Subsidiary of the Company, (B) wholly owned by all of the stockholders of the Company, or (C) wholly owned by Permitted Holders; or

5. the complete liquidation or dissolution of the Company.

C. “Permitted Holders” means:

1. the Company,

2. any Subsidiary,

3. any employee benefit plan of the Company or any Subsidiary, and

4. any group which includes or any person who is wholly or partially owned by a majority of the individuals who immediately prior to such acquisition of securities or stockholder approval under Sections A(i), A(iii) or A(iv) are executive officers (as defined in Exchange Act Rule 3b-7) of the Company or any successor of the Company; provided that immediately prior to and for six months following such acquisition of securities or stockholder approval such executive officers of the Company are beneficial owners (as defined in Exchange Act Rule 16a-1(a)(2)) of the common stock of the Company or any successor of the Company; and provided further that such executive officers’ employment is not terminated by the Company or any successor of the Company (other than as a result of death or disability) during the six months following such acquisition of securities or stockholder approval. A Change of Control shall be deemed to have occurred on any date within six months following an acquisition of securities or stockholder approval under Sections A(i), A(iii) or A(iv) on which any of the conditions set forth in this clause (iv) cease to be satisfied.

17. CLAWBACK POLICY (APPLICABLE TO NEOS ONLY)

This section is only applicable to Named Executive Officers (“NEOs”) of the Company (as defined in Item 402(a)(3) of Regulation S-K).

The Grantee hereby acknowledges and agrees that the Grantee has received and read the Company’s “Clawback Policy,” which may be amended by the Company’s Board of Directors at any time and the Grantee hereby irrevocably agrees to the terms thereof, including without limitation, that any Option and/or Award granted under the Plan is subject to such Clawback Policy. In consideration of the grant of an Option and/or Award hereunder, the Grantee agrees to abide by the Company’s Clawback Policy, as amended from time to time, including without limitation, any determinations of the Company’s Board of Directors pursuant to such Clawback Policy.

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